UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2005

PPOL, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	000-50065	95-4436774
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 City Boulevard West, Suite 820
Orange, California		92868
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 937-3211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01        Changes in Registrant’s Certifying Accountant.

On September 20, 2005, the Company’s Board of Directors engaged Windes & McClaughry Accountancy Corporation (“Windes & McClaughry”), as its independent accountants, commencing with the review of the Company’s unaudited consolidated quarterly financial statements and related data for the first quarter in the year ending March 31, 2006.

Prior to engaging Windes & McClaughry, the Company did not, nor did anyone on its behalf, consult with Windes & McClaughry regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K), or any other matter described in Item 304(a)(2) or Regulation S-K.

The registrant’s prior auditors, Stonefield Josephson, Inc. (“Stonefield Josephson”), resigned by letter dated September 1, 2005.  Stonefield Josephson notified the registrant that its client-auditor relationship with the registrant would cease upon the completion of its review of the financial statements to be included in registrant’s Form 10-Q for the period ended June 30, 2005.  Stonefield Josephson’s reports on the registrant’s financial statements, including those for the past two years, have not contained an adverse opinion or a disclaimer of opinion, nor have they been qualified or modified as to uncertainty, audit scope, or accounting principles.

On September 19, 2005, the registrant's Board of Directors dismissed Stonefield Josephson from completing its SAS 100 review procedures of the financial statements to be included in the registrant’s quarterly report on Form 10-Q for the period ended June 30, 2005.  On September 19, 2005, Stonefield Josephson confirmed to the registrant that its client-auditor relationship will cease immediately, as per the registrant’s request.

As previously reported, the registrant was not able to file timely its annual report on Form 10-K for the fiscal year ended March 31, 2005, as the registrant and Stonefield Josephson had not completed their annual audit by the filing deadline.  On March 31, 2005, PPOL, Inc. (PPOL) sold its entire interest in Gatefor, Inc. (Gatefor), it’s wholly owned subsidiary, to Forval Corporation (Forval).  Forval was PPOL’s majority shareholder at that time.  The registrant initially accounted for the sale in substantial accordance with FAS 144, paragraph 43, included a one line item on the statement of operations as “Gain from operations of discontinued Gatefor component (including gain on disposal of $929,800).”  Based upon management’s subsequent discussions with Stonefield Josephson, it was mutually agreed upon that the proper accounting treatment for this transaction was as a capital contribution as opposed to a gain.  This conclusion was based upon the significant factor that the sale transaction was with the registrant’s then majority shareholder.

Stonefield Josephson has advised the registrant that the difference in accounting treatment discussed above was a “disagreement” as defined in Item 304 of Regulation S-K.  The Registrant’s Board of Directors have discussed the foregoing and have authorized Stonefield Josephson to respond fully to the inquiries of the registrant’s successor auditor.  The Registrant’s Board has also discussed the matters reported below and has authorized Stonefield Josephson to respond fully to the inquiries of the registrant’s successor auditor.

Stonefield Josephson also reported to the Board that the registrant’s overall staffing in the United States and Japan appear not to be sufficient for a public reporting company.  Specifically, Stonefield Josephson noted that during the course of the audit, the Japanese staff was not sufficient to provide documents, schedules and analysis in a timely manner. As for the registrant’s staff in the United States, Stonefield Josephson noted the registrant’s staff in the United States had limited involvement with the audit in Japan to determine whether accounting issues were proper in accordance with Generally Accepted Accounting Principals.  Stonefield Josephson noted that some of these issues were addressed when it resumed its fieldwork in the United States.

Stonefield also noted that the initial drafts of the financial statements were not in accordance with Generally Accepted Accounting Principals, as the auditors made many revisions to the draft financial statements, that the registrant’s Japanese subsidiary needed to retain historical documents for a period of at least seven (7) years and that the Board should discuss the length of time to keep documents with its outside counsel.

Other than the issues described above, there were no other disagreements or reportable events with Stonefield Josephson through the date of the cessation of registrant's relationship with Stonefield Josephson.

Item 9.01        Financial Statements and Exhibits.

Exhibit 16 - Letter from Stonefield Josephson, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   January 24, 2006

PPOL, Inc.

By:	/S/ Richard H. Izumi
Richard H. Izumi
Chief Financial Officer and Secretary